UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(713) 849-9911

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John W. Gibson, Jr. as Chief Executive Officer, President, Director and Chairman of the Board

On December 21, 2019, Flotek Industries, Inc. (the “Company”) entered into an Employment Agreement with John W. Gibson, Jr. pursuant to which he will serve as Chief Executive Officer, President, director and Chairman of the Board of Directors of the Company (the “Board”) beginning on January 6, 2020. In his role as Chief Executive Officer and President, Mr. Gibson will perform the functions of the Company’s principal executive officer.

Mr. Gibson, 62, previously served as Chairman of Energy Technology at Tudor, Pickering, Holt & Company (“TPH”), an energy-focused investment bank headquartered in Houston, Texas. He started with TPH in May 2016 and will transition from Chairman of Energy Technology to become a Senior Advisor to TPH. Prior to TPH, Mr. Gibson served as President and Chief Executive Officer of Tervita Corporation, a major Canadian-based environmental and oilfield services company, from July 2010 to May 2015. He served as a Director and Chair of the Compensation Committee of Tervita from May 2015 until December 2016. He also served as a director of I-Pulse Inc. from January 2010 until September 2019. From September 2005 until July 2010, Mr. Gibson was the President and Chief Executive Officer of Paradigm B.V., a provider of enterprise software solutions to the global oil and natural gas exploration and production industry. He currently serves on the Boards of Directors of Orocobre Limited, a company listed on the Australian Securities Exchange, and BluWare Inc, a private company focused on providing data compression tools to the oil and gas industry. Mr. Gibson serves on the visiting committee of the Bureau of Economic Geology of The University of Texas, as Director of the National KICKSTART Program and as a member of the University of Houston Energy Advisory Board. Mr. Gibson has been The Honorary Consul to Texas of Kazakhstan since November 2019. Mr. Gibson holds a Bachlor of Science in Geology from Auburn University and Master of Science in Geology from the University of Houston.

Mr. Gibson has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Gibson and the Company that would require disclosure under Item 404(a) of Regulation S-K. Other than the Gibson Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Gibson and any other persons pursuant to which Mr. Gibson was selected as an officer or director. Mr. Gibson has not been, and is not currently expected to be, appointed to any committees of the Board.

Employment Agreement

On December 21, 2019, the Company entered into an Employment Agreement, dated effective as of December 22, 2019 (the “Gibson Employment Agreement”) with John W. Gibson, Jr. pursuant to which Mr. Gibson will become the Company’s Chief Executive Officer, President, director and Chairman of the Board. The Gibson Employment Agreement (i) provides for a term of employment commencing on December 22, 2019 and continuing until the earlier of (a) December 31, 2024, (b) Mr. Gibson’s resignation with or without Good Reason (as defined in the Gibson Employment Agreement) or Mr. Gibson’s death or disability, or (c) termination by the Company with or without Cause (as defined in the Gibson Employment Agreement); and (ii) provides that, upon termination of Mr. Gibson’s employment by the Company without Cause or by Mr. Gibson with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, (a) Mr. Gibson’s unvested equity awards that vest over a period of time and that vest in whole or in part as a result of a achieving a performance goal, and only to the extent such goal has been satisfied as of the termination date, will fully vest and (b) the post-termination exercise period for any vested stock options will be until the earlier of 1,095 days from the termination date and the tenth (10th) anniversary of the date of grant.

In addition, if Mr. Gibson’s employment is terminated without Cause or by Mr. Gibson for Good Reason prior to the end of the employment term and within 24 months following a Change of Control (as defined in the Gibson Employment Agreement), then Mr. Gibson will be entitled to severance compensation equal to the sum of the amount of Mr. Gibson’s then-effective base salary, plus the amount of Mr. Gibson’s target bonus in effect for the year in which a Change of Control occurs and accelerated vesting of outstanding equity awards, as more fully described in the Gibson Employment Agreement.

Pursuant to the Gibson Employment Agreement, Mr. Gibson will earn an annual base salary of $500,000 and will be granted (i) 570,000 restricted stock units (the “RSUs”), (ii) an option to purchase up to 1,000,000 shares of the Company’s common stock, par value $.0001 (“Common Stock”), subject to time vesting requirements (the “Time-Based Option”), (iii) an option to purchase up to 2,000,000 shares of Common Stock, subject to meeting certain performance metrics (the “Performance-Based Option”), and (iv) the right to purchase up to the lesser of: (a) 0.99% of the number of shares of Common Stock outstanding immediately before such issuance, and (b) $500,000 of Common Stock, in the case at the then-current market price of the Common Stock on the date or dates of purchase. In addition to the foregoing, Mr. Gibson will be entitled to certain other compensation and perquisites, including awards under the Company’s management incentive plan and performance unit plan and reimbursement for certain expenses. The description of the Gibson Employment Agreement is qualified in its entirety by reference to the full text of the Gibson Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The terms of the RSUs, the Time-Based Option and the Performance-Based Option are described more fully below.

In connection with the Gibson Employment Agreement, on December 21, 2019, Mr. Gibson and the Company entered into a Confidentiality, Intellectual Property Assignment, and Restrictive Covenants Agreement (the “Confidentiality Agreement”). Pursuant to the Confidentiality Agreement, among other things, Mr. Gibson agreed (i) not to disclose or use the Company’s Confidential Information (as defined in the Confidentiality Agreement) for any purpose other than the performance of his duties or as otherwise provided in the Confidentiality Agreement or compelled by law, which restriction shall generally apply during Mr. Gibson’s employment and for so long thereafter as the information qualifies as Confidential Information; (ii) to assign to the Company all of his right, title and interest in and to all Company Proprietary Works (as defined in the Confidentiality Agreement); (iii) for a period of twelve (12) months following the end of Mr. Gibson’s employment relationship with the Company (the “Restricted Period”), not to compete against the Company; (iv) for the Restricted Period, not to solicit customers of the Company; and (v) for the Restricted Period, not to solicit or hire Company employees.

Restricted Stock Unit Award Agreement

Pursuant to the Stand-Alone Restricted Stock Unit Award Agreement to be entered into in connection with the Gibson Employment Agreement (the “Gibson RSU Award Agreement”), the 570,000 RSUs granted thereunder will vest annually in five equal installments, with one-fifth vesting on December 22, 2020 (the “Initial Vesting Date”), two-fifths vesting on the first anniversary of the Initial Vesting Date, three-fifths vesting on the second anniversary of the Initial Vesting Date, four-fifths vesting on the third anniversary of the Initial Vesting Date and the remaining RSUs vesting on the fourth anniversary of the Initial Vesting Date.

Any unvested RSU’s will be immediately and automatically forfeited on the date on which Mr. Gibson fails to provide Continuous Services (as defined in the Gibson RSU Award Agreement) to the Company. Any vested and unvested RSU’s will be immediately and automatically forfeited upon Mr. Gibson’s termination for Cause by the Company.

The foregoing description of the Gibson RSU Award Agreement is qualified in its entirety by reference to the full text of the Gibson RSU Award Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Time-Based Option Award Agreement

Pursuant to the Stand-Alone Time-Based Stock Option Award Agreement to be entered into in connection with the Gibson Employment Agreement (the “Gibson Time-Based Option Award Agreement”), the rights to purchase up to 1,000,000 shares of Common Stock for an exercise price of $1.93 per share will vest annually in five equal installments, with one-fifth vesting on the Initial Vesting Date, two-fifths vesting on the first anniversary of the Initial Vesting Date, three-fifths vesting on the second anniversary of the Initial Vesting Date, four-fifths vesting on the third anniversary of the Initial Vesting Date and the remaining Time-Based Options vesting on the fourth anniversary of the Initial Vesting Date. The Time-Based Option will expire on December 21, 2029.

Any unvested portion of the Time-Based Option will be immediately and automatically forfeited on the date on which Mr. Gibson fails to provide Continuous Services (as defined in the Gibson Time-Based Option Award Agreement) to the Company. Any vested and unvested portion of the Time-Based Option will be immediately and automatically forfeited upon Mr. Gibson’s termination for Cause by the Company.

The foregoing description the Gibson Time-Based Option Award Agreement is qualified in its entirety by reference to the full text of the Gibson Time-Based Option Award Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Performance-Based Option Award Agreement

Pursuant to the Stand-Alone Performance-Based Stock Option Award Agreement to be entered into in connection with the Gibson Employment Agreement (the “Gibson Performance-Based Option Award Agreement”), the rights to purchase up to 2,000,000 shares of Common Stock for an exercise price of $1.93 per share will vest in portions based on the achievement of the below stated Common Stock price for a 20-day consecutive trading day period during the period that runs from January 1, 2020 through December 31, 2024, subject to certain exceptions as fully described in the Gibson Performance-Based Option Award Agreement.

Stock Price Hurdle	Percentage Vested*
$1.93	0% vested
$3.60	33% vested
$5.40	66% vested
$7.20	100% vested

*

Note: If the highest stock price achieved over a 20-day consecutive trading day period from time to time during the Performance Period is greater than $1.93 but less than $7.20, then the percentage of the Option that has vested with respect to such 20-day consecutive trading day period is determined using linear interpolation.

The Performance-Based Option will expire on December 31, 2026.

Any unvested portion of the Performance-Based Option will be immediately and automatically forfeited on the date on which Mr. Gibson fails to provide Continuous Services (as defined in the Gibson Performance-Based Option Award Agreement) to the Company. Any vested and unvested portion of the Performance-Based Option will be immediately and automatically forfeited upon Mr. Gibson’s termination for Cause by the Company.

The foregoing description the Gibson Performance-Based Option Award Agreement is qualified in its entirety by reference to the full text of the Gibson Performance-Based Option Award Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 23, 2019, the Company issued a press release announcing the leadership transition described above. The December 23, 2019 press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated effective as of December 22, 2019

10.2	Stand-Alone Restricted Stock Unit Award Agreement

10.3	Stand-Alone Time-Based Stock Option Award Agreement

10.4	Stand-Alone Performance-Based Stock Option Award Agreement

99.1	Press Release, dated December 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: December 27, 2019	/s/Elizabeth T. Wilkinson
Name: Elizabeth T. Wilkinson
Title: Chief Financial Officer